Montreal, April 30, 2003

Securities and Exchange Commission

450 Fifth Street NW

Washington, DC 20549

Attention:

Mr. Paul Dudek

Office of International Corporate Finance

Re:

CINAR Corporation (the “Company”)

Variable Multiple Voting Shares (Class “A”)

Limited Voting Shares (Class “B”) and

Report on Form 6-K

Dear Sir,

We are pleased to confirm the following: for the period between March 26, 2003 and April 25, 2003 CINAR has not granted any options to acquire Class “B” shares of the Company.

For the same period, no options to acquire Class “A” and Class “B” shares were exercised.

However, for the same period, the following options were cancelled due to termination of employment or otherwise:

Date	Name	Number of Shares
April 4, 2003	Teena Fraser	2,400 B

Also enclosed for filing, pursuant to Rule 13a-16 under the Securities Exchange Act of 1934, as amended, is a copy of the Company’s Report on Form 6-K dated April 30, 2003 (the “Report”), electronically signed by an authorised person of the Company.

If you have any questions concerning the enclosed materials, please do not hesitate to call me at (514) 843-7070.

Yours truly,

(signed) Mark D. Chernin

Mark D. Chernin

Vice-President, Business and Legal Affairs

/eja

Enclosures

cc:

Stuart Snyder, Lucy Caterina/CINAR